UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 31, 2023

PORTSMOUTH SQUARE, INC.

(Exact name of registrant as specified in its charter)

California	0-4057	94-1674111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1516 S. Bundy Drive, Suite 200, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE	NONE	NONE

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Fiscal 2022 Annual Meeting of the Shareholders of Portsmouth Square, Inc. (the “Company”) was held on May 31, 2023 at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, California. At that meeting, all of management’s nominees: John V. Winfield, Yvonne L. Murphy, John C. Love, William J. Nance and Steve Grunwald were elected as Directors of the Company to serve until the next Annual Meeting. At the Annual Meeting, the shareholders also voted in favor of the ratification of the Audit Committee’s selection of WithumSmith+Brown PC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023.

The final tabulation of the votes follows:

Proposal (1) – Election of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes

John V. Winfield	601,754	1,260	1,165	24,292
Yvonne L. Murphy	601,953	1,260	966	24,292
John C. Love	628,635	1,260	966	24,292
William J. Nance	628,385	1,367	841	24,292
Steve Grunwald	628,498	1,260	728	24,292

Proposal (2) – Ratification of the Appointment of WithumSmith+Brown as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2023:

Votes For	Against	Abstain	Broker Non-Votes

626,531	298	1,642	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTSMOUTH SQUARE, INC.

Dated: June 6, 2023	By:	/s/ Jolie Kahn
Corporate Secretary